                                                                      Exhibit 16



One year period ended December 31, 1995:

                1
1,000 (1 - .3415) = $1,342

Five year period ended December 31, 1995:

                5
1,000 (1 + .2165) = $2,664

10 year period ended December 31, 1995:

                10
1,000 (1 + .1495)    = $4,028